                              CITIZENS BANK, FSB
                             EMPLOYMENT AGREEMENT


          THIS AGREEMENT entered into as of _______________, 1998, by and between CITIZENS BANK, FSB (hereinafter referred to as the "Bank") and RONALD E. BOSTIAN (hereinafter referred to as the "Officer") and is joined in by INNES STREET FINANCIAL CORPORATION, the parent holding company of the Bank (hereinafter referred to as the "Holding Company").

          WHEREAS, the Officer has heretofore been employed by the Bank as its President and Chief Executive Officer; and

          WHEREAS, the Bank is a federally chartered, stock-owned savings association, chartered under the provisions of the Home Owners' Loan Act of 1934, and the wholly-owned subsidiary of the Holding Company; and

          WHEREAS, the Bank desires to retain the services of the Officer as the President and Chief Executive Officer of the Bank upon the terms and conditions set forth herein; and

          WHEREAS, the services of the Officer, his experience and knowledge of the affairs of the Bank, and his reputation and contacts in the industry and the local community are extremely valuable to the Bank; and

          WHEREAS, the Bank wishes to attract and retain such well-qualified executives and it is in the best interest of the Bank and of the Officer to secure the continued services of the Officer notwithstanding any change in control of the Bank or the Holding Company; and

          WHEREAS, the Bank considers the establishment and maintenance of a sound and vital management to be part of its overall corporate strategy and to be essential to protecting and enhancing the best interests of the Bank and its stockholders; and

          WHEREAS, the parties desire to enter into this Agreement in order to set forth the terms and conditions of the Officer's employment relationship with the Bank.

          NOW, THEREFORE, for and in consideration of the premises and mutual promises, covenants and conditions hereinafter set forth and other good and valuable considerations, the receipt and sufficiency of which hereby are acknowledged, the parties hereby do agree as follows:

          1.  Employment.  The Bank hereby agrees to employ the Officer and the
              ----------
Officer hereby agrees to accept employment, upon the terms and conditions stated herein, as the President and Chief Executive Officer of the Bank. The Officer shall render such administrative and management services to the Bank as are customarily performed by persons situated in a similar executive capacity. The Officer shall promote the business of the Bank and perform such other duties as shall, from time to time, be reasonably prescribed by the Board of Directors of the Bank (the "Board").

          2.  Compensation.  The Bank shall pay the Officer during the term of
              ------------
this Agreement, as compensation for all service rendered by him to the Bank, a base salary at the rate of $147,528 per annum, payable in cash not less frequently than monthly; provided that the rate of such salary shall be reviewed by the Board not less often than annually. Such rate of salary, or increased rate of salary, as the case may be, may be further increased from time to time in such amounts as the Board, in its discretion, may decide. In determining salary increases, the Board shall compensate the Officer for increases in the cost of living and may also provide for performance or merit increases. Participation in incentive compensation, deferred compensation, discretionary bonus, profit-sharing, retirement, stock option and other employee benefit plans that the Bank or the Holding Company have adopted, or may from time to time adopt, and participation in any fringe benefits, shall not reduce the salary payable to the Officer under this

Section. Any compensation provided to the Officer for his service as a member of the Board or the Board of Directors of the Holding Company shall not reduce the salary payable to the Officer under this Section or any benefit payable under any other section of this Agreement. The Officer will be entitled to such customary fringe benefits, vacation and sick leave as are consistent with the normal practices and established policies of the Bank. In the event of a Change in Control (as defined in Paragraph 10) the Officer's base salary shall be adjusted as provided in Paragraph 3 and such adjusted base salary shall be increased by not less than six percent (6%) on the effective date of the Change in Control and at the end of each year thereafter for the remaining term of this Agreement.


          3.   Raises and Discretionary Bonuses. During the term of this
               --------------------------------
Agreement, no later than in December or January of each annual period, the Officer shall be evaluated by the non-employee members of the Board and such directors shall determine whether the Officer's base salary should be increased and whether payment of a performance bonus is justified. The performance of the Officer shall be evaluated by the directors in the following areas: capital adequacy, asset quality, liquidity risk, interest rate risk, earnings, strategic planning and progress, and contributions to shareholder values. The Board shall also consider compensation provided for similarly situated officers at similarly situated companies with the objective that the Officer will be compensated at or above levels of compensation provided by peer companies for their chief executive officers. No other compensation provided for in this Agreement shall be deemed a substitute for the Officer's right to discretionary bonuses when and as declared by the Board under this Section.

          In the event of a Change in Control (as defined in Paragraph 10), the Officer's base salary shall be adjusted to include an amount equal to the average of bonuses awarded to the Officer during each of the two years immediately before the earlier of the date of the Change in Control, or the date on which a definitive agreement respecting the Change in Control is executed. Such adjusted base salary shall be increased upon and following the Change in Control as provided in Paragraph 2.

          4.  Participation in Retirement and Employee Benefit Plans; Fringe
              --------------------------------------------------------------
              Benefits.
              --------

          (a) The Officer shall be entitled to participate in any plan relating to deferred compensation, stock awards, stock options, stock purchases, pension, thrift, profit sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Bank or the Holding Company have adopted, or may, from time to time adopt, for benefit of their executive employees and for employees generally, whether such plans are qualified or non-qualified, subject to the eligibility rules of such plans.

          (b) The Officer shall also be entitled to participate in any other fringe benefits which are now or may be or become applicable to the Officer or the Bank's other executive employees, including the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the duties and responsibilities to be performed by the Officer under this Agreement. Additionally, the Officer shall be entitled to such vacation and sick leave as shall be established under uniform employee policies promulgated by the Board. The Bank shall reimburse the Officer for all out-of-pocket reasonable and necessary business expenses which the Officer may incur in connection with his services on behalf of the Bank.

          (c) The Bank agrees to provide the Officer with one automobile of an appropriate class and quality owned or leased by the Bank for use in connection with the Officer's duties hereunder.

          (d) The Bank agrees to provide at the Bank's expense a membership in the Country Club of Salisbury for the use of the Officer and his family.

          5.  Term.  The initial term of employment under this Agreement shall
              ----
be for the period commencing upon the effective date of this Agreement and ending three (3) calendar years from the effective date of this Agreement. On each anniversary of the effective date of this Agreement of the Bank, the term of this Agreement shall automatically be extended for an additional one-year period beyond the then effective expiration date unless written notice from the Bank or the Officer is received by the other party ninety (90) days prior to an anniversary date advising the other party that this Agreement shall not be further extended; provided that the Board shall review the Officer's performance annually and make a specific determination pursuant to such review to renew this Agreement prior to the ninety (90) day notice period. In the event of a Change in Control (as defined in Paragraph 10), the term of employment shall automatically be extended upon the effective date of such Change in Control so that the remaining term at that point shall be for the period commencing on such effective date and ending three (3) calendar years after such date.

          6.  Loyalty.
              -------

          (a) The Officer shall devote his full efforts and entire business time to the performance of his duties and responsibilities under this Agreement.

          (b) The Officer agrees that he will hold in confidence all knowledge or information of a confidential nature with respect to the respective businesses of the Holding Company, the Bank or of their subsidiaries, if any, received by him during the term of this Agreement and will not disclose or make use of such information without the prior written consent of the Holding Company or the Bank.

          7.  Standards.  The Officer shall perform his duties and
              ---------
responsibilities under this Agreement in accordance with such reasonable standards expected of employees with comparable positions in comparable organizations and as may be established from time to time by the Board. The Bank will provide the Officer with the working facilities and staff customary for similar executives and necessary for him to perform his duties.

          8.  Termination and Termination Pay.
              -------------------------------

          (a) The Officer's employment under this Agreement shall be terminated upon the death of the Officer during the term of this Agreement, in which event, the Officer's estate shall be entitled to receive the compensation due the Officer through the last day of the calendar month in which his death shall have occurred and for a period of one month thereafter. Notwithstanding the foregoing, in the event of the Officer's death following a change in control (as defined in Paragraph 10), the Officer's designated beneficiary or the designated beneficiary's estate shall be entitled to receive the compensation due the Officer through the last day of the remaining term of this Agreement.

          (b) The Officer's employment under this Agreement may be terminated at any time by the Officer upon sixty (60) days' written notice to the Board. Upon such termination, the Officer shall be entitled to receive compensation through the effective date of such termination.

          (c) The Board may terminate the Officer's employment at any time, but any termination by the Board, other than termination for cause, shall not prejudice the Officer's right to compensation or other benefits under this Agreement. The Officer shall have no right to receive compensation or other benefits for any period after termination for "cause." Termination for "cause" shall include termination because of the Officer's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provisions of this Agreement.

           9. Additional Regulatory Requirements.
              ----------------------------------

          (a) If the Officer is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion, (i) pay the Officer all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

          (b) If the Officer is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) of Section 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          (c) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

          (d) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of the Agreement is necessary for the continued operation of the Bank, (i) by the Director of the Office of Thrift Supervision ("Director") or the Director's designee, at the time the Federal Deposit Insurance Corporation (the "Corporation") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of the Federal Deposit Insurance Act (12 U.S.C. (S) 1818(c)); or
(ii) by the Director, or the Director's
designee, at the time the Director or such designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

          (e) Any payments made to the Officer pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
(S) 1828(k) and any regulations promulgated thereunder.

          (f) If any of the provisions of this Agreement conflict with the requirements of 12 C.F.R. (S) 563.39, the latter shall control.

          10.   Change in Control.
                -----------------

          (a) In the event of a "Change in Control" (as defined in Subparagraph (b) below), the acquiror shall be prohibited, during the remainder of the term of this Agreement, from:

          (i) Assigning the Officer any duties and/or responsibilities that are inconsistent with his position, duties, responsibilities or status at the time of the Change in Control or with his reporting responsibilities or equivalent titles with the Bank in effect at such time; or

          (ii) Adjusting the Officer's annual base salary rate other than in accordance with the provisions of Paragraph 2 of this Agreement; or

          (iii) Reducing in level, scope or coverage or eliminating Officer's life insurance, medical or hospitalization insurance, disability insurance, profit sharing plans, stock option plans, stock purchase plans, deferred compensation plans, management retention plans, retirement plans or similar plans or benefits being provided by the Bank or the Holding Company to the Officer as of the effective date of the Change in Control; or

          (iv) Transferring the Officer to a location which is an unreasonable distance from his current principal work location or outside Rowan County, without the Officer's express written consent.

     (b) For the purposes of this Agreement, the term "Change in Control" shall mean any of the following events:

          (i) a change in control of a nature that would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (ii) such time as any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Holding Company or Bank representing 25 percent or more of the combined voting power of the outstanding Common Stock of the Holding Company or Common Stock of the Bank, as applicable; or

          (iii) individuals who constitute the Board or board of directors of the Holding Company on the date hereof (the "Incumbent Board" and "Incumbent Holding Company Board," respectively) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board or Incumbent Holding Company Board, as applicable, or whose nomination for election by the Bank's or Holding Company's shareholders was approved by the Bank's or Holding Company's Board of Directors or Nominating Committee, as applicable, shall be considered as though he or she were a member of the Incumbent Board or Incumbent Holding Company Board, as applicable; or

          (iv) either the Holding Company or the Bank consolidates or merges with or into another corporation, association or entity or is otherwise reorganized, where neither the Holding Company nor the Bank, respectively, is the surviving corporation in such transaction; or

          (v) all or substantially all of the assets of either the Holding Company or the Bank are sold or otherwise transferred to or are acquired by any other entity or group; or

          (vi) a change in control as determined by the OTS pursuant to 12 C.F.R., Part 574.

Notwithstanding the other provisions of this Paragraph 10, a transaction or event shall not be considered a Change in Control if, prior to the consummation or occurrence of such transaction or event, the Officer and Bank agree in writing that the same shall not be treated as a Change in Control for purposes of this Agreement.

          (c) In the event any dispute shall arise between the Officer and the Bank as to the terms or interpretation of this Agreement, including this Section 10, whether instituted by formal legal proceedings or otherwise, including any action taken by the Officer to enforce the terms of this Section 10 or in defending against any action taken by the Bank, the Bank shall reimburse the Officer for all costs and expenses incurred in such proceedings or actions, including attorney's fees, in the event the Officer prevails in any such action.

           11. Successors and Assigns.
               ----------------------

          (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Holding Company or the Bank.

          (b) Since the Bank is contracting for the unique and personal skills of the Officer, the Officer shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

          12.  Modification; Waiver; Amendments.  No provision of this Agreement
               --------------------------------
may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by the Officer and on behalf of the Bank by such officer as may be specifically designated by the Board. No waiver by either party hereto, at any time, of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

          13.  Applicable Law.  This Agreement shall be governed in all respects
               --------------
whether as to validity, construction, capacity, performance or otherwise, by the laws of North Carolina, except to the extent that federal law shall be deemed to apply.

          14.  Severability.  The provisions of this Agreement shall be deemed
               ------------
severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.


                                 CITIZENS BANK, FSB

                                 By:__________________________________________
                                      Authorized Member of the Board


                                 _______________________________________(SEAL)
                                      Ronald E. Bostian

          The foregoing Agreement is consented and agreed to by INNES STREET FINANCIAL CORPORATION, the parent holding company of CITIZENS BANK, FSB.


                                 INNES STREET FINANCIAL CORPORATION

                                 By: _______________________________________
                                     Authorized Member of the Board